Exhibit 1.1

CHASE AUTO OWNER TRUST 201[                ]-[    ]

ASSET BACKED NOTES

CHASE AUTO RECEIVABLES LLC

Depositor

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

Sponsor and Servicer

UNDERWRITING AGREEMENT

[                    ]

J.P. Morgan Securities LLC

As Representative of the

Several Underwriters,

383 Madison Avenue, 31st Floor

New York, New York 10179

Ladies and Gentlemen:

1. Introductory. Chase Auto Receivables LLC, a Delaware limited liability company (the “Depositor”), has formed Chase Auto Owner Trust 201[     ]-[    ] (the “Issuer”) to issue $[            ] aggregate principal amount of Class A-1 [            ]% Asset Backed Notes (the “Class A-1 Notes”), $[            ] aggregate principal amount of Class A-2 [            ]% Asset Backed Notes (the “Class A-2 Notes”), $[            ] aggregate principal amount of Class A-3 [            ]% Asset Backed Notes (the “Class A-3 Notes”), $[            ] aggregate principal amount of Class A-4 [LIBOR+] [            ]% Asset Backed Notes (the “Class A-4 Notes” and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Class A Notes”) and $[            ] aggregate principal amount of Class B [            ]% Asset Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes”).

The assets of the Issuer will include, among other things, a pool of simple interest motor vehicle retail installment sales contracts and/or direct loans (the “Receivables”) secured by new and used automobiles and light-duty trucks (the “Financed Vehicles”) and certain monies received thereunder on and after the close of business on [            ], such Receivables to be transferred to the Issuer by the Depositor, which purchased the Receivables from JPMorgan Chase Bank, National Association, a national banking association (the “Bank”). The Receivables will be serviced by the Bank or by a successor Servicer. The Original Principal Balance of the Receivables will equal approximately $[            ]. The Notes will be issued pursuant to the Indenture to be dated as of [            ] (as amended and supplemented from time to time, the “Indenture”), between the Issuer and [            ], as indenture trustee (the “Indenture Trustee”).

Simultaneously with the issuance and sale of the Notes as described herein, the Issuer will issue asset-backed certificates (the “Certificates”) representing the beneficial interest in the Issuer, pursuant to the Amended and Restated Trust Agreement to be dated as of [            ] (as amended and supplemented from time to time, the “Trust Agreement”), between the Bank and [            ], as owner trustee (the “Owner Trustee”). The Notes and the Certificates are sometimes referred to collectively herein as the “Securities”.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Sale Agreement to be dated as of [            ] (as amended and supplemented from time to time, the “Sale Agreement”), between the Issuer and the Depositor.

This is to confirm the agreement concerning the purchase of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes (collectively, the “Offered Notes”) from the Depositor by the several underwriters named in Schedule I hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC is acting as representative (the “Representative”).

2. Representations and Warranties of the Bank and the Depositor. (a) Each of the Depositor and the Bank severally, and not jointly, represents and warrants to, and agrees with, the Underwriters, that:

(i) A registration statement on Form S-3 (No. 333-185259) has been filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), and the Rules and Regulations under the Act (the “Rules and Regulations”). Such registration statement, as amended, has been declared effective by the Commission. Such registration statement, as amended as of the time it became effective (including without limitation each deemed effective date and time in accordance with Rule 430B(f) of the Rules and Regulations (the “Effective Time”)), including all material incorporated by reference therein and all information deemed to be part thereof pursuant to Rule 430B of the Rules and Regulations is hereinafter referred to as the “Registration Statement.” No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Depositor, threatened by the Commission. The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 of the Rules and Regulations, have been satisfied with respect to the Registration Statement. The Depositor has filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations a preliminary prospectus supplement dated [            ] relating to the sale of the Offered Notes (including the static pool information required to be disclosed pursuant to Item 1105 of Regulation AB under the Act, the “Preliminary Prospectus Supplement”) accompanied by the base prospectus dated [            ] (the “Base Prospectus”; together with the Preliminary Prospectus Supplement, the “Preliminary Prospectus”). The Depositor proposes to file with the Commission pursuant to Rule 424(b) of the Rules and Regulations a final prospectus supplement dated [            ] relating to the sale of the Offered Notes (including the static pool information required to be disclosed pursuant to Item

1105 of Regulation AB under the Act, the “Prospectus Supplement”) to the Base Prospectus (together with the Prospectus Supplement, the “Prospectus”). Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the Effective Time or the date of the Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date and on or prior to the Closing Date (as defined herein) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein.

(ii) The Registration Statement, at the Effective Time, (A) complied in all material respects with the applicable requirements of (I) the Act, (II) the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and (III) the Rules and Regulations and (B) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither the Bank nor the Depositor makes any representation and warranty with respect to information contained in or omitted from the Registration Statement in reliance upon, or in conformity with, information furnished in writing by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Registration Statement. The Registration Statement, as of the Closing Date, will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act and the Rules and Regulations.

(iii) The Preliminary Prospectus complied, and the Prospectus will comply, when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, in all material respects with the applicable requirements of the Act, the Trust Indenture Act and the Rules and Regulations.

(iv) At or prior to the time when sales to purchasers (including, without limitation, contracts of sale) of the Offered Notes were first made by the Underwriters, which was approximately at [            ] [a.m.] [p.m.] on [            ] (the “Time of Sale”), the Depositor had prepared the Preliminary Prospectus (the “Time of Sale Information”) in connection with the offering of the Offered Notes. If, at or subsequent to the Time of Sale and prior to the Closing Date, the Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as a result investors in the Offered Notes may terminate their old “Contracts of Sale” (within the meaning of Rule 159 under the Act) for any Offered Notes and the Underwriters enter into new Contracts of Sale with investors in the Offered Notes, then “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale, in an amended Preliminary Prospectus approved by the Bank and the Representative that corrects such material misstatements or omissions (each, a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

(v) The Time of Sale Information, when taken together with the Ratings Issuer Free Writing Prospectus (as defined below), at the Time of Sale, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that neither the Bank nor the Depositor makes any representation and warranty with respect to information contained in or omitted from the Time of Sale Information in reliance upon, or in conformity with, information furnished in writing by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Time of Sale Information.

(vi) The Prospectus, when taken together with the Ratings Issuer Free Writing Prospectus (as defined below), as of the date of the Prospectus Supplement, as of the date of any amendment or supplement thereto and as of the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that neither the Bank nor the Depositor makes any representation and warranty with respect to information contained in or omitted from the Prospectus or any amendment or supplement thereto in reliance upon, or in conformity with, information furnished in writing by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Prospectus or any amendment to supplement thereto. In the event the Bank or the Depositor becomes aware that, as of any Time of Sale, any Time of Sale Information with respect thereto contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in the light of the circumstances under which they were made, not misleading (each, a “Defective Prospectus”), the Bank or the Depositor shall promptly notify the Representative of such untrue statement or omission no later than two Business Days after discovery and the Bank or the Depositor, as applicable, shall, if requested by the Representative, prepare and deliver to the Underwriters a Corrected Prospectus.

(vii) Other than the Preliminary Prospectus and the Prospectus, neither the Bank nor the Depositor (including its agents and representatives, other than the Underwriters in their capacity as such) has made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Free Writing Prospectus”), other than (A) any issuer free writing prospectus (as defined in Rule 433(h) under the Act) in a form agreed to by the parties hereto (each, an “Issuer Free Writing Prospectus”), including the Issuer Free Writing Prospectus, approved in advance by the Underwriters and filed with the Commission in accordance with Rule 433 under the Act on or about [            ] (the “Ratings Issuer Free Writing Prospectus”), that discloses the expected ratings issued to the Offered Notes by the nationally recognized statistical rating organizations hired by the Depositor to rate the Offered Notes and (B) any Road Show (as defined in Section 11). Each such Free Writing Prospectus is an “issuer free writing prospectus” within the meaning of Rule 433(h) of the Rules and Regulations (an “Issuer Free Writing Prospectus”). Each Issuer Free Writing Prospectus (x) complied in all material respects with the Act, (y) has been filed, to the extent required by Rule 433(d) of the Rules and Regulations, and (z) did not contain any information that conflicts with information contained in the Registration Statement, including information included pursuant to Rule 430B or Rule 430C, and not superseded or modified.

(b) The Bank represents and warrants to the Underwriters:

(i) The Bank is a national banking association organized under the laws of the United States, with full power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus, and had at all relevant times and has power, authority and legal right to acquire, own, sell and service the Receivables.

(ii) The execution, delivery and performance by the Bank of this Agreement and the Transaction Documents to which the Bank is a party, and the consummation by the Bank of the transactions provided for herein and therein have been, or will have been, duly authorized by the Bank by all necessary action on the part of the Bank; and neither the execution and delivery by the Bank of such instruments, nor the performance by the Bank of the transactions herein or therein contemplated, nor the compliance by the Bank with the provisions hereof or thereof, will (A) conflict with or result in a breach or violation of any of the material terms and provisions of, or constitute a material default under, any of the provisions of the articles of association or bylaws of the Bank, (B) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Bank or its properties, (C) conflict with any of the provisions of any material indenture, mortgage, contract or other instrument to which the Bank is a party or by which it is bound, or (D) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instruments, except, in the case of clauses (B) and (C), for any such breaches or conflicts as would not individually or in the aggregate have a material adverse effect on the transactions contemplated hereby or on the ability of the Bank to consummate such transactions.

(iii) This Agreement has been duly executed and delivered by the Bank.

(c) The Depositor represents and warrants to the Underwriters:

(i) The Depositor is a Delaware limited liability company organized under the laws of the State of Delaware with full power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus, and had at all relevant times and has power, authority and legal right to acquire, own and sell the Receivables.

(ii) The execution, delivery and performance by the Depositor of this Agreement and the Transaction Documents to which the Depositor is a party, and the consummation by the Depositor of the transactions provided for herein and therein have been, or will have been, duly authorized by the Depositor by all necessary action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the performance by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (A) conflict with or result in a breach or violation of any of the material terms and provisions of, or constitute a material default under, any of the provisions of the articles of association or bylaws of the Depositor, (B) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (C) conflict with any of the provisions of any material indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound, or (D) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instruments, except, in the case of clauses (B) and (C), for any such breaches or conflicts as would not individually or in the aggregate have a material adverse effect on the transactions contemplated hereby or on the ability of the Depositor to consummate such transactions.

(iii) When the Offered Notes have been duly executed by the Owner Trustee on behalf of the Issuer and, when authenticated by the Indenture Trustee in accordance with the Indenture and delivered upon the order of the Depositor to the Underwriters pursuant to this Agreement, the Offered Notes will be duly issued and will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Depositor or the Issuer or in the event of any moratorium or similar occurrence affecting the Issuer and to general principles of equity, and will be entitled to the benefits of the Indenture.

(iv) The direction by the Depositor to the Owner Trustee to execute and authenticate the Certificates has been duly authorized by the Depositor and, when the Certificates have been duly executed, authenticated and delivered by the Owner Trustee in accordance with the Trust Agreement, the Certificates will be duly issued and entitled to the benefits afforded by the Trust Agreement.

(v) When executed and delivered by the parties thereto, each of the Sale Agreement and the Trust Agreement will constitute a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Depositor or in the event of any moratorium or similar occurrence affecting the Depositor and to general principles of equity.

(vi) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or “blue sky” laws of various jurisdictions), if so required in connection with the execution, delivery and performance of this Agreement and the Transaction Documents to which the Depositor is a party, have been or will be taken or obtained on or prior to the Closing Date.

(vii) Neither the Depositor nor the Issuer is, and neither the Depositor nor the Issuer will as a result of the offer and sale of the Offered Notes, the application of the net proceeds thereof as described in the Prospectus or the performance of the obligations of the Depositor or the Issuer in the Transaction Documents, become an “investment company” or under the “control” of an “investment company” within the meaning of the Investment Company Act, and the Issuer has not relied exclusively on either or both of Section 3(c)(1) or 3(c)(7) of the Investment Company Act for an exemption from registration.

(viii) This Agreement has been duly executed and delivered by the Depositor.

(ix) On the date on which the first bona fide offer of the Offered Notes is made, the Depositor will not be an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(x) In connection with any rating for the Offered Notes, the Depositor has provided a written representation (the “17g-5 Representation”) to each Rating Agency (as defined below), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), as amended. The Depositor has complied, and will continue to comply, with the 17g-5 Representation, except for any breach of the 17g-5 Representation that would not have a material adverse effect on the Offered Notes or the Noteholders; provided, however, that the Depositor makes no representation or warranty with respect to any breach of the 17g-5 Representation arising from a breach by any of the Underwriters of the representations set forth in Section 12(d) hereof.

3. Purchase, Sale, Payment and Delivery of the Offered Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to cause to be issued by the Issuer and the Depositor agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Depositor, (a) at a purchase price of [            ]% of the principal amount thereof, the principal amount of the Class A-1 Notes set forth opposite the name of such Underwriter in Schedule 1 hereto, (b) at a purchase price of [            ]% of the principal amount thereof, the principal amount of the Class A-2 Notes set forth opposite the name of such Underwriter in Schedule I hereto, (c) at a purchase price of [            ]% of the principal amount thereof, the principal amount of the Class A-3 Notes set forth opposite the name of such Underwriter in Schedule I hereto, (d) at a purchase price of [            ]% of the principal amount thereof, the principal amount of the Class A-4 Notes set forth opposite the name of such Underwriter in Schedule I hereto and (e) at a purchase price of [            ]% of the principal amount thereof, the principal amount of the Class B Notes set forth opposite the name of such Underwriter in Schedule I hereto plus, in each case, accrued interest at the applicable Interest Rate from [            ] to, but excluding, the Closing Date.

The Depositor will deliver the Offered Notes to the Representative for the respective accounts of the Underwriters against payment of the purchase price in immediately available funds drawn to the order of the Depositor at the offices of Mayer Brown LLP in Chicago, Illinois at [            ] [a.m.] [p.m.], Chicago time, on [            ], or at such other time not later than seven full business days thereafter as the Representative and the Depositor determine, such time being herein referred to as the “Closing Date.” The Offered Notes of each class to be so delivered will be initially represented by one or more notes registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”), and will be made available for inspection by the Representative at the office where delivery and payment for such Offered Notes is to take place no later than 1:00 p.m., New York City time, on the Business Day prior to the Closing Date.

4. Offering by the Underwriters. It is understood that the Underwriters propose to offer the Offered Notes for sale to the public (which may include selected brokers and dealers) as set forth in the Prospectus.

5. Further Agreements of the Depositor and the Bank. The Depositor (and with respect to clauses (h) and (i), the Bank) covenants and agrees with the Underwriters that:

(a) The Depositor will file the Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations within the time prescribed therein and will provide evidence satisfactory to the Representative of such timely filing. The Depositor will file any Issuer Free Writing Prospectus when and to the extent required by Rule 433(d) of the Rules and Regulations. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, including the Ratings Issuer Free Writing Prospectus, the Depositor will furnish to the Representative a copy of the proposed Issuer Free Writing Prospectus for review and approval.

(b) The Depositor will (i) advise the Representative promptly, and confirm such advice in writing, (A) when any amendment to the Registration Statement shall have become effective, (B) when any supplement to the Prospectus or any amendment to the Prospectus has been filed, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, and (E) of the receipt by the Depositor of any notification with respect to any suspension of the qualification of the Offered Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (ii) in the case of clause (i)(D) or (i)(E) above, use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) The Depositor will, if during such period of time after the first date of the public offering of the Offered Notes, as in the opinion of counsel for the Underwriters, a prospectus relating to the Offered Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales by an Underwriter or any dealer, (i) any event shall occur as a result of which it is necessary to amend or supplement the

Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or (ii) it is necessary to amend or supplement the Prospectus to comply with the law, forthwith prepare and furnish, at the expense of the Bank, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Depositor) to which the Offered Notes may have been sold by the Representative on behalf of the Underwriters, a copy of such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with the law.

(d) The Depositor will endeavor to qualify the Offered Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Offered Notes and to pay all fees and expenses (including fees and disbursements of counsel for the Underwriters) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Offered Notes for investment under the laws of such jurisdictions as the Representative may designate; provided, however, that the Depositor shall not be required to (i) qualify to do business in any jurisdiction in which it is not currently so qualified, (ii) file any general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

(e) The Depositor will furnish to the Representative copies of the Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may reasonably request.

(f) The Depositor will cooperate with the Representative in arranging for the qualification of the Offered Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions, or as necessary to qualify for the Euroclear System or Clearstream Banking, societe anonyme, as the Representative designates and will cooperate in continuing such qualifications in effect so long as required for the distribution of the Offered Notes; provided, however, that neither the Depositor nor the Issuer shall be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(g) On or before the Closing Date, the Bank shall cause its computer records relating to the Receivables to be marked to show the Issuer’s absolute ownership of the Receivables, and from and after the Closing Date neither the Bank nor the Servicer shall take any action inconsistent with the Issuer’s ownership of such Receivables and the security interest of the Indenture Trustee therein, other than as permitted by the Servicing Agreement.

(h) For the period beginning on the date hereof and ending on the Closing Date, unless waived by the Representative, neither the Depositor, the Bank nor any trust originated, directly or indirectly, by the Bank or the Depositor will offer to sell or sell retail automotive loan backed securities with the same term and other characteristics identical to the relevant Class of Offered Notes without the prior written consent of the Representative.

(i) The Depositor will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not required to be filed with the Commission in accordance with Rule 433(d) of the Rules and Regulations.

(j) To the extent, if any, that the rating provided with respect to the Offered Notes by the rating agency or rating agencies rating the Offered Notes (each, a “Rating Agency”) is conditional upon the furnishing of documents or the taking of any other reasonable action by the Depositor agreed upon on or prior to the Closing Date, the Depositor shall furnish such documents and take any such other reasonable action.

6. Payment of Expenses. The Depositor will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the fees and disbursements of [PricewaterhouseCoopers LLP] and (iii) blue sky expenses; provided, however, that the Bank shall pay the following expenses: (i) the Indenture Trustee’s and Owner Trustee’s acceptance fee and the reasonable fees and disbursements of the counsel to the Indenture Trustee and counsel to the Owner Trustee and (ii) the fees of the Rating Agencies; and provided, further that the Underwriters may reimburse the Depositor for certain expenses incurred by the Bank or the Depositor as agreed to by the Underwriters and the Depositor.

7. Conditions to the Obligations of the Underwriters. The obligation of the several Underwriters to purchase and pay for the Offered Notes will be subject to the accuracy of the representations and warranties on the part of the Bank and the Depositor herein on the date hereof and as of the Closing Date, to the accuracy of the statements of officers of the Bank and the Depositor made pursuant to the provisions hereof, to the performance by each of the Bank and the Depositor of its obligations hereunder and to the following additional conditions precedent:

(a) On or prior to the date hereof, a nationally recognized independent public accounting firm shall have furnished to the Representative a letter (a “Procedures Letter”), dated the date of this Agreement verifying the accuracy of such financial and statistical data contained in the Preliminary Prospectus and the Prospectus as the Representative shall deem reasonably advisable. In addition, if any amendment or supplement to the Prospectus made after the date hereof contains financial or statistical data, the Representative shall have also received a letter dated the Closing Date confirming the Procedures Letter and providing additional comfort on such new data.

(b) The Prospectus and any amendments and supplements thereto shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; the Depositor shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(c) The Representative shall have received opinions, dated the Closing Date and reasonably satisfactory, when taken together, in form and substance to the Representative, of Mayer Brown LLP, special counsel to the Bank and the Depositor, and [Richards, Layton &

Finger, P.A.], special counsel to the Issuer, and such other counsel otherwise reasonably acceptable to the Representative, with respect to such matters as are customary for the type of transaction contemplated by this Agreement. Such opinions may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type.

(d) The Representative shall have received an opinion or opinions of Mayer Brown LLP, special counsel to the Bank and the Depositor, dated the Closing Date and reasonably satisfactory in form and substance to the Representative, with respect to (i) certain matters relating to the treatment by the Federal Deposit Insurance Corporation of the transfer of the Receivables from the Bank to the Depositor, (ii) a grant of a security interest in the Receivables to the Indenture Trustee and (iii) the perfection of the Indenture Trustee’s security interest in the Receivables. Such opinion or opinions may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type.

(e) The Representative shall have received from [            ], counsel to the Underwriters, such opinion or opinions, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to the validity of the Offered Notes, the Registration Statement, the Prospectus and other related matters as the Representative may require, and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. Such opinion or opinions may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type.

(f) The Representative shall have received an opinion of Mayer Brown LLP, special tax counsel to the Bank and the Depositor, dated the Closing Date and reasonably satisfactory in form and to the effect (a) that under current United States federal income tax law the Offered Notes (other than any Offered Notes, if any, retained by the Issuer or a person considered to be the same person as the Issuer for United States federal income tax purposes) will be characterized as indebtedness, the Issuer will not be classified as an association taxable as a corporation, the Issuer will not be treated as a publicly traded partnership taxable as a corporation for United States federal income tax purposes and (b) that the statements made in the Preliminary Prospectus and the Prospectus under the caption “Material Federal Income Tax Consequences,” subject to the qualifications set forth in the Preliminary Prospectus and the Prospectus and insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the United States federal income tax matters described therein. Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type.

(g) The Representative shall have received an opinion of [Richards, Layton & Finger, P.A.], special counsel to the Owner Trustee, and such other counsel reasonably satisfactory to the Representative and its counsel, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to such matters as are customary for the type of transaction contemplated by this Agreement. Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type.

(h) If the applicable Ratings Issuer Free Writing Prospectus sets forth any requirements as to the ratings of the Offered Notes, the Representative shall have received evidence satisfactory to it that such requirements have been met.

(i) The Representative shall have received certificates, dated the Closing Date, of an attorney-in-fact, a Vice President or more senior officer of the Bank and the Depositor in which such person, to the best of his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Bank and the Depositor in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Bank and the Depositor have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) the representations and warranties of the Bank, as Servicer, in the Servicing Agreement and the Depositor, in the Sale Agreement and/or Trust Agreement, are true and correct as of the dates specified in the applicable agreement, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (v) subsequent to the Time of Sale, there has been no material adverse change in the financial position or results of operation of the Bank’s automotive finance business except as set forth in or contemplated by the Time of Sale Information and the Prospectus or as described in such certificate and (vi) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) On the Closing Date, the Certificates shall have been issued to or at the direction of the Depositor pursuant to the Trust Agreement.

(k) On the Closing Date, the Offered Notes shall have been duly executed by the Owner Trustee on behalf of the Issuer, duly authenticated by the Indenture Trustee and delivered to or at the direction of the Bank pursuant to the Indenture.

(l) The Depositor will furnish the Representative, or cause the Representative to be furnished, with such number of conformed copies of such opinions, certificates, letters and documents referenced in this Section 7 as the Representative reasonably requests.

8. Indemnification. (a) The Bank and Depositor, jointly and severally, will indemnify and hold harmless each Underwriter against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Issuer Information (as defined herein) or any Underwriter Free Writing Prospectus (as defined herein), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading; and, in each case, will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that neither the Bank nor the Depositor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished by any Underwriter through the Representative expressly for use therein.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Bank and the Depositor, its respective directors, each of its officers or agents who signed the Registration Statement, and each person, if any, who controls the Bank or the Depositor, as applicable, within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which such Person may become subject, under the Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Free Writing Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading to the extent such untrue statements or omissions, or alleged untrue statements or omissions, were made in reliance upon and in conformity with written information furnished to the Bank or the Depositor by such Underwriter through the Representative expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Free Writing Prospectus or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus or the omission or alleged omission to state therein a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading; and, in each case, will reimburse the Bank and/or the Depositor, as applicable, for any legal or other expenses reasonably incurred by the Bank and/or the Depositor, as applicable, in connection with investigating or defending any such action or claim; provided, however, that no Underwriter shall be obligated to so indemnify and hold harmless an indemnified party to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission in any Underwriter Free Writing Prospectus resulting from an error or omission in (A) Issuer Information which was not corrected by Issuer Information subsequently supplied by the Bank or the Depositor to the Underwriter at any time prior to the Time of Sale, and (B) the information contained in the Prospectus or the Time of Sale Information.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 8, such person (the “indemnified party”) shall, promptly after receipt by such party of notice of the commencement of such action, notify the person against whom such indemnity may be sought (the “indemnifying party”), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have hereunder or otherwise, other than on account of this indemnity agreement. In case any such action shall be brought against an indemnified party and it shall have notified the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party with respect to such action), and it being understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, and, after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under subsections (a) or (b) of this Section 8 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

(d) No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) The obligations of the Bank under this Section 8 shall be in addition to any liability which the Bank and the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and each Underwriter’s obligations under this Section 8 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Bank and the Depositor, each officer or agent who signed the Registration Statement and to each person, if any, who controls the Bank and the Depositor within the meaning of Section 15 of the Act.

9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in the preceding Section 8 is for any reason held to be unavailable other than in accordance with its terms, the Bank and the Depositor and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Bank and the Depositor or the Underwriters, as incurred, in such proportions so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount and commissions bear to the initial public offering price appearing thereon and the Bank is responsible for the balance; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Offered Notes purchased by it hereunder. The Bank and the Depositor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of any of the equitable considerations referred to above in this Section 9. For purposes of this Section 9, each Person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Bank, each officer or agent of the Bank who signed the Registration Statement, and each Person, if any, who controls the Bank within the meaning of Section 15 of the Act shall have the same rights to contribution as the Bank.

10. Default of Underwriters.

(a) If any Underwriter defaults in its obligations to purchase the Offered Notes hereunder and the aggregate principal amount of the Offered Notes that such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Notes, the Representative may make arrangements satisfactory to the Depositor for the purchase of such Offered Notes by other Persons, including the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Notes that such defaulting Underwriter agreed but failed to purchase. If any Underwriter so defaults and the aggregate principal amount of the Offered Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Notes and arrangements satisfactory to the Representative and the Depositor for the purchase of such Offered Notes by other Persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Depositor, except as provided in Section 11. Nothing herein will relieve a defaulting Underwriter from liability for its default.

(b) In the event of any such default which does not result in a termination of this Agreement, either the Representative, the Depositor or the Bank shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

11. Offering Communications: Free Writing Prospectuses and ABS Informational and Computational Materials.

(a) Each Underwriter, severally, represents and warrants to the Bank and the Depositor that it has not and will not distribute any written materials that would be treated as “ABS informational and computational material,” as defined in Item 1101 (a) of Regulation AB under the Act (“ABS Informational and Computational Materials”).

(b) Each Underwriter represents, warrants and agrees with the Bank and the Depositor that other than the Time of Sale Information, the Prospectus, the Ratings Issuer Free Writing Prospectus, any materials included in one or more “road shows” (as defined in Rule 433(h) under the Act) relating to the Offered Notes authorized or approved in writing by the Bank (each, a “Road Show”) and any other Issuer Free Writing Prospectus, each Underwriter has not, without the Bank’s or the Depositor’s prior written approval, made, used, prepared, authorized, approved, provided or referred to and will not prepare, make, use, authorize, approve, provide or refer to any “written communication” (as defined in Rule 405 under the Act) of any kind that would constitute a Free Writing Prospectus or a “prospectus,” as defined in Section 2(a)(10) of the Act; provided, however, that each Underwriter may prepare and convey to one or more of its potential purchasers of the Offered Notes a Free Writing Prospectus containing no more than the following information: (A) information permitted under Rule 134 of the Rules and Regulations, including but not limited to, information relating to the class, size, weighted average life, rating, scheduled final payment date and/or final price of the Offered Notes, as well as a column or other entry showing the status of the subscriptions for each class of the Offered

Notes and/or expected pricing parameters of each class of the Offered Notes (B) an Index CDI file that does not contain any Issuer Information (as defined below) other than Issuer Information included in the Time of Sale Information previously filed with the Commission and (C) information customarily contained in confirmations of sale of securities and notices of allocations, provided, that such Underwriter shall not distribute such Free Writing Prospectus in a manner that would require the filing of such Free Writing Prospectus pursuant to Rule 433(d) of the Rules and Regulations.

(c) Each Underwriter represents and warrants to the Bank and the Depositor that each Free Writing Prospectus prepared by or on behalf of such Underwriter (each, an “Underwriter Free Writing Prospectus”) did not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of the Offered Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter makes no representation to the extent any misstatement or omission was the result of any inaccurate information which was publicly available or provided to such Underwriter by or on behalf of the Bank or the Depositor (such information, “Issuer Information”), which information was not corrected by Issuer Information subsequently supplied by or on behalf of the Bank or the Depositor to such Underwriter prior to the Time of Sale.

(d) Each Underwriter shall deliver to the Depositor, not less than one business day prior to the required date of filing thereof, all information included in an Underwriter Free Writing Prospectus required to be filed with the Commission under the Securities Act.

(e) Each of the Bank, the Depositor and the Underwriters agree that any Free Writing Prospectus prepared by it shall contain the legend required by Rule 433 of the Rules and Regulations.

(f) Each Underwriter will, pursuant to reasonable procedures determined in good faith, retain copies of each Underwriter Free Writing prospectus prepared by it that is not required to be filed with the Commission in accordance with Rule 433 of the Rules and Regulations.

12. Additional Underwriter Representations. (a) Each Underwriter, severally, represents and agrees (i) that it did not enter into any contract of sale for any Offered Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter,” as defined in Section 2(a)(11) of the Act, with respect to the Offered Notes, convey to each purchaser to whom Offered Notes are sold by it during the period prior to the filing of the Prospectus (as notified to the Representative by the Depositor), at or prior to the applicable time of any such contract of sale with respect to such purchaser, the Preliminary Prospectus.

(b) Each Underwriter, severally, represents that it will not, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Offered Notes, transfer, deposit or otherwise convey any Offered Notes into a trust or other type of special purpose vehicle that is sponsored by such Underwriter or an Affiliate of such Underwriter and that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Offered Notes without the prior written consent of the Depositor and the Bank.

(c) Each Underwriter, severally, represents that it has not and covenants that it will not provide any oral or written Rating Information (as defined below) to a Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), unless a designated representative from the Bank participated in or participates in such communication; provided, however, that if an Underwriter received or receives an oral communication from a Rating Agency, such Underwriter was and is authorized to inform such Rating Agency that it will respond to the oral communication with a designated representative from the Bank. For purposes of this paragraph, “Rating Information” means any information provided for the purpose of determining the initial credit rating for the Offered Notes or undertaking credit rating surveillance on the Offered Notes (as contemplated by paragraph (a)(3)(iii)(C) of Rule 17g-5) including, but not limited to, information about the characteristics and performance of the Receivables.

(d) Notwithstanding anything in this Agreement to the contrary, each Underwriter severally but not jointly agrees that it will not offer or sell any Offered Notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law.

(e) Notwithstanding anything in this Agreement to the contrary, each Underwriter severally but not jointly agrees that it will not offer or sell any Offered Notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

(f) Each Underwriter severally but not jointly agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172, it will include in every confirmation sent out by such Underwriter the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a Person who receives a confirmation, such Underwriter shall deliver a printed or paper copy of such Prospectus to such Person; and (iii) if an electronic copy of the Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Depositor specifically for use by such Underwriter pursuant to this Section 12(f); for example, if the Prospectus is delivered to an Underwriter by or on behalf of the Depositor in a single electronic file in .pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format. Each Underwriter further agrees that if it delivers to an investor the Prospectus in .pdf format, upon such Underwriter’s receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus.

(g) Each Underwriter acknowledges and agrees that for all purposes of Rule 159A of the Rules and Regulations, solely as between it and the other Underwriters, such Underwriter shall be responsible only for any Underwriter Free Writing Prospectus prepared by such Underwriter or any other Underwriter Free Writing Prospectus used or referred to in connection with the offering or selling of the Offered Notes by such Underwriter to any investor. Each Underwriter acknowledges and agrees that it has not participated in the planning for the use of any Underwriter Free Writing Prospectus prepared by any other Underwriter in any manner.

(h) Each Underwriter represents, warrants, covenants and agrees with the Depositor that:

(i) Prior to entering into any Contract of Sale, it shall convey the Time of Sale Information to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(ii) If a Defective Prospectus has been corrected with a Corrected Prospectus, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to agree to purchase the Offered Notes on the terms described in the Corrected Prospectus.

13. Arm’s Length Transaction. Each of the Bank and the Depositor acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to each of the Bank and the Depositor with respect to the offering of Offered Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Bank, the Depositor or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Bank, the Depositor or any other person as to any legal, tax, insurance, accounting or regulatory matters in any jurisdiction. The Bank or the Depositor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Bank or the Depositor with respect thereto. Any review by the Underwriters of the Bank, the Depositor the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Bank or the Depositor.

14. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Bank, the Depositor or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, the Bank, the Depositor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Notes. If for any reason the purchase of the Offered

Notes by the Underwriters is not consummated, each of the Bank and the Depositor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Bank, the Depositor and the Underwriters pursuant to Sections 8 and 9 shall remain in effect. If the purchase of the Offered Notes by the Underwriters is not consummated for any reason because of the failure of the Bank and/or the Depositor to satisfy the conditions set forth in Section 7, the Bank and the Depositor will reimburse each Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Notes.

15. Notices. All communications hereunder will be in writing and, if sent to the Representative or the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at [J.P. Morgan Securities LLC, 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: North American ABS,] or, if sent to the Depositor, will be mailed, delivered, or telegraphed and confirmed to Chase Auto Receivables LLC c/o JPMorgan Chase Bank, National Association, 900 Stewart Avenue, Garden City, New York 11530, or, if sent to the Bank, will be mailed, delivered or telegraphed and confirmed to JPMorgan Chase Bank, National Association, 270 Park Avenue, 10th Floor, New York, New York 10017.

16. Successors. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

18. No Bankruptcy Petition. Each Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Issuer, it will not institute against, or join any other person in instituting against, the Issuer or the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

19. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

20. United Kingdom. Each Underwriter hereby severally represents to and agrees with the Depositor and the Bank that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer;

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; and

(c) after the Closing Date, it will provide the Depositor with a list of all foreign jurisdictions related to any written confirmations of sale of Offered Notes it has sent.

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees with the Depositor and the Bank that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State other than to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; provided that no such offer of Offered Notes shall require the Issuer or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this Section 20, (A) the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered, so as to enable an investor to decide to purchase or subscribe to such notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (B) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, (C) the expression “2010 PD Amending Directive” means Directive 2010/73/EU and (D) the countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Bank and the several Underwriters in accordance with its terms.

Very truly yours,

CHASE AUTO RECEIVABLES LLC

By:
Name:
Title:

JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION

By:
Name:
Title:

The foregoing

Underwriting Agreement is

hereby confirmed and

accepted as of the date

first written above:

J.P. MORGAN SECURITIES LLC

on behalf of itself and

as Representative

of the Several Underwriters,

named in Schedule I

By
Name:
Title:

Underwriting Agreement

SCHEDULE I

Underwriter	Principal Amount of Class A-1 Notes			Principal Amount of Class A-2 Notes			Principal Amount of Class A-3 Notes			Principal Amount of Class A-4 Notes			Principal Amount of Class B Notes
J.P. Morgan Securities LLC	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]
[ ]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]
[ ]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]
[ ]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]

Total	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]

Underwriting Agreement